UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2006

Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11663	23-2251762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Park Drive, Harrisburg, Pennsylvania		17111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 717-920-5800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2006, Community Banks, Inc. (“Community”) and its banking subsidiary, CommunityBanks, entered into an agreement (“Agreement”) with East Prospect State Bank (“East Prospect”) pursuant to which East Prospect will merge into CommunityBanks, with CommunityBanks as the surviving corporation. Completion of the merger is subject to various conditions including the approval of the shareholders of East Prospect and receipt of all required regulatory approvals. The merger is expected to be consummated by the beginning of the second quarter, 2007. Following is a brief description of the material terms of the Agreement.

a. Merger Consideration.

Under the terms of the Agreement, Community will acquire all of the outstanding shares of East Prospect common stock for a total purchase price of $21.5 million. The purchase price is based on a fixed price of $565.80 per share in cash, or shares of Community common stock having an approximate value of $565.80. The precise exchange ratio will be established at closing based on Community's stock price prior to completion of the merger. The number of shares of Community common stock that an East Prospect shareholder would receive may change by the date that the merger is completed, based on changes in the price of Community's common stock, up to a maximum of 27.5752 shares. Community will pay a minimum of 50% and a maximum of 75% of the purchase price in shares of Community common stock, and the remainder of the purchase price will be paid in cash. East Prospect shareholders will be able to elect whether to receive stock, cash or a combination of stock and cash for their shares of East Prospect common stock, subject to the allocation and pro-ration procedures in the merger Agreement. The amount of cash to be paid for each share of East Prospect common stock will not change. Community will decide before the proxy statement/prospectus is mailed to East Prospect shareholders the exact proportions of cash and stock to be paid to East Prospect shareholders. In any event, no less than 25% of the purchase price will be paid in cash, and no more than 75% of the purchase price will be paid in Community common stock. If elections made by East Prospect shareholders are not within the determined proportions, Community will have the authority to reallocate the elections on a proportionate basis.

b. Necessary Approvals.

Completion of the merger is subject to receiving the necessary approvals of the banking regulators and to the effectiveness of the registration statement that Community will file with the Securities and Exchange Commission for the stock to be issued to East Prospect shareholders. Additionally, East Prospect shareholders must approve the merger before it can be completed.

c. Involvement of East Prospect Directors and Officers in CommunityBanks’ Management Following the Merger.

  Roger A. Nickol, president and chief executive officer of East Prospect will join CommunityBanks' York Region Advisory Board and will serve as a consultant to CommunityBanks. Officers of East Prospect as are offered and accept positions of employment with CommunityBanks shall become officers of CommunityBanks following the merger.

d. Agreement of East Prospect Directors to Vote in Favor of the Merger.

Pursuant to letter agreements with Community and CommunityBanks, members of the Board of Directors of East Prospect have each agreed, in their capacities as shareholders, to vote their shares of East Prospect common stock in favor of the merger.

The descriptions of the merger Agreement and letter agreements with East Prospect directors referred to in this report are qualified by reference to the respective agreements, which are attached as exhibits to this report. Shareholders are also encouraged to review carefully the registration statement on Form S-4 and the proxy statement that Community will be filing with the SEC in connection with the merger.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission (“SEC”).

Community Banks, Inc. urges its shareholders and the shareholders of East Prospect State Bank as well as other investors, to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which Community will file with the SEC in connection with the proposed merger as soon as it is available as it will contain important information. This proxy statement/prospectus will contain important information about Community, East Prospect, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After the proxy statement/prospectus is filed with the SEC, it will be available for free on the SEC’s web site at http://www.sec.gov. It will also be available for free from Community and East Prospect. You may direct such a request to either of the following persons:

Patricia E. Hoch	Roger A. Nickol
Senior Vice President and Corporate Secretary	President and CEO
777 East Park Drive	1 South Main Street
Harrisburg, Pennsylvania 17111	East Prospect, Pennsylvania 17317
Phone: (717) 920-5800	Phone: (717) 252-1511

In addition to the proposed registration statement and proxy statement/prospectus, Community files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Community at the SEC's public reference rooms at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Community's filings with the SEC are also available to the public from commercial document-retrieval services and for free on the SEC's web site at http://www.sec.gov. Because the shares of East Prospect's common stock are not registered under the Securities Exchange Act of 1934, East Prospect does not file reports or proxy statements with the SEC. However, East Prospect does file quarterly and annual financial statements with the FDIC, and publicly available information contained in such reports is available on the FDIC's website at http://www.fdic.gov.

Community and East Prospect and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information concerning Community's officers and directors is included in Community's proxy statement for its annual meeting of shareholders in 2006, previously filed with the SEC. The proxy statement is available for free on the SEC's website at http://www.sec.gov and at no charge from Community. You may direct a request for the proxy statement to the Community officer identified above.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed herewith.

 2.1. Agreement by and between Community Banks, Inc. and CommunityBanks and East Prospect State Bank dated as of September 12, 2006.

10.1. Form of Letter Agreement with Directors of East Prospect State Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2006   COMMUNITY BANKS, INC.

By: _/s/ Anthony N. Leo____________
Name: Anthony N. Leo
Title: Executive Vice President

EXHIBIT LIST

 2.1. Agreement by and between Community Banks, Inc. and CommunityBanks and East Prospect State Bank dated as of September 12, 2006.

10.1. Form of Letter Agreement with Directors of East Prospect State Bank.